Exhibit 99.1

For Immediate Release Contact: David Bulger (Company) EVP, CFO and Treasurer (561) 227-1302	Jerry Daly or Carol McCune Daly Gray (Media) (703) 435-6293

Innkeepers USA Trust Announces Third Quarter Earnings

RevPAR Increases 7.7 Percent in Third Quarter

PALM BEACH, Fla., November 2, 2004—Innkeepers USA Trust (NYSE: KPA), a hotel real estate investment trust (REIT) and a leading owner of upscale, extended-stay hotel properties throughout the United States, today announced results for the three months and nine months ended September 30, 2004.

	3Q 2004*	3Q 2003*	% Change*	Nine Mos. 2004*	Nine Mos. 2003*	% Change*
Net income (loss) applicable to common shareholders	$3,753	$(1,132)	232%	$1,201	$(10,785)	111%
Diluted income (loss) per share	$0.10	$(0.03)	433%	$0.03	$(0.29)	110%
Funds from operations (FFO)	$13,572	$7,413	83%	$25,621	$14,428	78%
Adjusted FFO	$13,172	$8,906	48%	$28,762	$22,309	29%
FFO per share	$0.32	$0.19	68%	$0.66	$0.37	78%
Adjusted FFO per share	$0.31	$0.23	35%	$0.74	$0.58	28%
Earnings before interest, taxes, depreciation and amortization (EBITDA)	$21,915	$15,940	37%	$58,923	$40,074	47%
Adjusted EBITDA	$21,713	$17,490	24%	$57,029	$48,012	19%

*	In thousands, except per share and percentage change data

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FFO, Adjusted FFO, FFO per share, Adjusted FFO per share, EBITDA and Adjusted EBITDA are not generally accepted accounting principles (GAAP) financial measures and are discussed in further detail on pages 8-9.

FFO and FFO per share for the nine months ended September 30, 2004 include $4,249,000 in issuance costs pertaining to the Series A Cumulative Convertible preferred shares that were redeemed in January 2004. The Series A preferred share issuance costs have been excluded from Adjusted FFO, Adjusted FFO per share, EBITDA and Adjusted EBITDA.

FFO, FFO per share and EBITDA for the third quarter 2004 and nine months ended September 30, 2004 exclude $2,357,000 and $10,249,000, respectively, in percentage lease revenue that was deferred. The deferred percentage lease revenue has been recognized as revenue for Adjusted FFO, Adjusted FFO per share and Adjusted EBITDA.

Adjusted FFO, Adjusted FFO per share and Adjusted EBITDA exclude other charges and discontinued operations for the third quarters 2004 and 2003 and the nine months ended September 30, 2004 and 2003.

Results

Revenue per available room (RevPAR) for the company’s 66 comparable hotels rose 7.7 percent for the third quarter 2004 to $76.71. Occupancy increased 3.3 percent to 78.5 percent, and average daily rate (ADR) rose 4.3 percent to $97.68 for the third quarter 2004.

The RevPAR improvement for the third quarter 2004 includes a 21.4 percent increase in RevPAR at the company’s eight Silicon Valley, California hotel properties. The eight Silicon Valley hotel properties accounted for 16 percent of the company’s room revenues for the third quarter 2004. Excluding Silicon Valley, the remainder of Innkeepers’ portfolio reported a RevPAR increase of 4.8 percent for the third quarter 2004.

“There was further tangible evidence during the third quarter that the lodging industry is recovering, as gains in business travel demand accelerated,” said Jeffrey H. Fisher, Innkeepers chief executive officer and president. “We had a solid third quarter, with strong RevPAR increases in most markets. Growing business travel demand and the continued shift in our customer mix toward the business guest translated into higher ADR.”

Fisher noted that third quarter 2004 results for the Silicon Valley properties compared very favorably with results for third quarter 2003, when management of four of the eight Silicon

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Valley properties was transitioned to Innkeepers Hospitality. “Third quarter 2004 operating results reflect substantial market share gains at certain Silicon Valley hotel properties. The 21.4 percent RevPAR increase for Silicon Valley for the third quarter 2004 was partially magnified due to third quarter 2003 operating results being depressed as a result of certain management transition issues.”

Adjusted FFO per share and Adjusted EBITDA for the third quarter 2004 rose to $0.31 and $21.7 million, respectively, from $0.23 and $17.5 million for the third quarter 2003 (see pages 8-9 for a further discussion regarding these financial measures). The increases were due primarily to the 7.7 percent RevPAR increase. The Adjusted FFO per share of $0.31 was, effectively, in line with our guidance for the third quarter of $0.32. The guidance included $0.02 of FFO per share from three hotel properties that the company decided to market for sale in the third quarter 2004. The hotel properties have been classified as discontinued operations. The adjusted FFO per share guidance would have been $0.30 rather than $0.32, if the three hotel properties had been classified as discontinued operations at the time the earnings guidance was provided. The company’s taxable REIT subsidiary (TRS) net loss for the third quarter 2004 and nine months ended September 30, 2004 was $(200,000) and $(1.9) million, respectively.

Acquisitions

Fisher said that during the third quarter the company acquired a site in Valencia, Calif., for $3.7 million and plans to build on the site a 157-suite Embassy Suites hotel. Valencia, located 30 miles north of Los Angeles in the Santa Clarita Valley, is home to Valencia Gateway, the largest master-planned center for business, technology and industry in Los Angeles,

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encompassing more than 22 million square feet of office space housing 1,400 companies and 44,500 employees. “The Santa Clarita Valley is one of the hottest growth areas in southern California and has all the characteristics we seek in a prospective site—diverse demand generators, strong growth and high barriers to entry,” Fisher said.

Developing new hotels on a selective basis is a part of Innkeepers’ growth strategy. The company has built two other properties in the past four years—a 121-room Residence Inn by Marriott in Tyson’s Corner, Va., and a 174-room Residence Inn by Marriott in Saddle River, N.J. Like the Valencia site, both markets have a diversified mix of demand generators and high barriers to new competition.

“We also have been aggressive acquirers of hotel properties this year,” Fisher added. “We bought the 146-suite Homewood Suites by Hilton on San Antonio’s famed River Walk, the only all-suite property located on the city’s most popular tourist attraction and our first Homewood Suites property. We purchased our first beachfront property, the 216-room Four Points by Sheraton in Ft. Walton Beach, Fla., Florida’s second most popular drive-to destination after Orlando. We also acquired the 182-room Clarion in downtown Louisville, Ky., two blocks from the Kentucky International Convention Center, at a price well below replacement cost, which we plan to rebrand and reposition as a Hampton Inn. We continue to have an aggressive appetite for properties that meet our exacting criteria; in fact, we have several properties that we are negotiating purchase contracts for or are conducting due diligence on.”

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Outlook

“The lodging recovery continued to gain momentum during the quarter and should remain in an uptrend for several more years, barring anything unforeseen,” he said. “We had a very solid quarter as business demand continued to rebound. Silicon Valley continues to make a comeback, achieving double-digit RevPAR gains for the second quarter in a row. As the recovery continues to accelerate and drive occupancy higher, we will have the ability to more aggressively move rate.”

David Bulger, Innkeepers’ executive vice president, chief financial officer and treasurer, noted that the company doubled its dividend during the third quarter from $0.03 per common share to $0.06. “The increase was driven both by our improved results from hotel operations and by our increasing confidence in the staying power of the lodging recovery. We will continue to evaluate the level of the common share dividend on a quarter-by-quarter basis.”

Guidance

Bulger commented that the company’s previous guidance for 2004 have been changed to account for actual RevPAR results and the three hotel properties reclassified as discontinued operations in the third quarter 2004, as noted above. The year 2004 Adjusted FFO per share guidance of $0.92 provided previously included $0.06 related to the three hotel properties that were subsequently reclassified as discontinued operations. The new guidance excludes the discontinued operations. Based on current RevPAR projections, forecasted financial results are as follows (in thousands, except per share data):

	4Q 2004	Year 2004
RevPAR % increase	5.0%	7.0%
Net income (loss) applicable to common shareholders	$(5,000)	$(3,800)
Diluted income (loss) per share	$(0.13)	$(0.10)
FFO	$3,500	$29,100
Adjusted FFO	$5,000	$33,800
FFO per share	$0.09	$0.75
Adjusted FFO per share	$0.12	$0.87
EBITDA	$12,800	$72,000
Adjusted EBITDA	$14,400	$71,700

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The forecasted financial results for 2004 include the three hotel acquisitions completed in the second quarter and exclude the forecasted results for the Norcross, Ga., hotel sold in July 2004. The Quality Inn in Atlantic City, N.J., will close November 1, 2004 for conversion to a Courtyard, and November and December forecasted results are excluded. The Atlantic City Courtyard is expected to reopen in the fourth quarter 2005. The Clarion in Louisville, Ky., closed October 9, 2004 for conversion to a Hampton Inn, and fourth quarter forecasted results are excluded. The Louisville Hampton Inn is expected to reopen in the second quarter 2005. The three hotel properties that are held for sale are included in forecasted results for the year 2004 as discontinued operations.

The TRS has a projected net loss of $(4.0) million, which includes $1.0 million for the amortization of deferred franchise conversion costs and $0.5 million for the amortization of lease acquisition cost. The TRS has a projected hotel gross margin of 75 percent and hotel gross operating profit percentage of 41 percent. The company’s assumptions for its 2004 guidance do not include the effects of any additional sales, acquisitions or development of new hotels or capital transactions.

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The company has just begun its budget process for 2005 and is not in a position to provide formal guidance for 2005. Management expects to provide 2005 guidance in the 2004 fourth quarter earnings release.

“We were extremely fortunate that five of our six Florida properties sustained no physical damage as a result of the four hurricanes that struck the state earlier in the quarter,” he said. “Our hotels in Ft. Lauderdale, Naples and West Palm Beach were closed for a few days to a week due to local power outages, while Altamonte Springs and Tallahassee were not closed at all. Ft. Walton Beach generally was unaffected by the first three hurricanes; however, there was substantial physical damage caused by Hurricane Jeanne. The property has closed 59 rooms indefinitely, while 157 rooms were reopened several weeks after Hurricane Jeanne. We anticipate that substantially all expended costs related to the renovation of the Ft. Walton Beach hotel will be recovered by insurance proceeds. In general, our properties remain in excellent physical condition and are highly competitive in their respective markets.”

Balance Sheet

Bulger pointed out that the company continues to maintain one of the industry’s strongest capital structures and lowest-levered balance sheets. “Our debt to investment in hotels at cost ratio was 28 percent at September 30, 2004, low by industry standards during a recovery, with no maturities until 2007 and beyond. Our weighted average interest rate on our total debt is 7 percent, and 86 percent of our total debt is at fixed rates.

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“In July, we replaced our existing $135 million revolving unsecured line of credit, which matured July 2004, with a new $135 million revolving unsecured line of credit with a majority of our then existing lenders—Wells Fargo, Calyon, Wachovia and PNC—on substantially the same terms. The new revolving line of credit matures July 2007. With only $27 million outstanding on our $135 million line of credit and unrestricted cash of $31 million, we have the resources, balance sheet strength and flexibility to respond to acquisition opportunities as they arise.”

Bulger added that the company spent $20 million on selective capital projects for the first nine months of 2004. The 2004 budget for capital expenditures is $25 million.

Innkeepers USA Trust is a hotel real estate investment trust (REIT) and a leading owner of upscale, extended-stay hotel properties throughout the United States. The company owns 68 hotels with a total of 8,579 suites or rooms in 21 states and focuses on acquiring and/or developing upscale and upscale extended-stay hotels with premium brands and the rebranding and repositioning of other hotel properties. For more information about Innkeepers USA Trust, visit the company’s web site at www.innkeepersusa.com.

To listen to a web cast of the company’s 2004 third quarter conference call on Tuesday, November 2, 2004, at 2 p.m. Eastern time, go to the web site and click on Conference Calls. Interested parties may listen to an archived web cast of the conference call on the web site, or may dial (800) 405-2236, pass code 11011226, to hear a telephone replay. The archived web cast and telephone replay will be available through midnight Tuesday, November 9, 2004.

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Included in this press release are certain non-GAAP financial measures within the meaning of Securities Exchange Commission (SEC) rules and regulations that are different from measures calculated and presented in accordance with GAAP (generally accepted accounting principles). These non-GAAP financial measures are (i) funds from operations (FFO), (ii) FFO per share, (iii) Adjusted FFO, (iv) Adjusted FFO per share, (v) net income (loss) (computed in accordance with GAAP) before interest, taxes, depreciation and amortization and common and preferred minority interests (EBITDA) and Adjusted EBITDA. The following explains why we believe these measures help provide investors with a more complete understanding of our financial and operating performance.

FFO As Defined by NAREIT and Adjusted FFO

The National Association of Real Estate Investment Trusts (NAREIT) adopted the definition of FFO in order to promote an industry standard measure of REIT financial and operating performance. Management believes that the presentation of FFO and Adjusted FFO (defined below) provides useful supplemental information to investors regarding the company’s financial condition and results of operations, particularly in reference to the company’s ability to service debt, fund capital expenditures and pay cash dividends. Many other real estate companies use FFO as a measure of their financial and operating performance, which provides another basis of comparison for management. FFO, as defined, adds back historical cost depreciation. Historical cost depreciation assumes the value of real estate assets diminishes predictably over a certain period of time. In fact, real estate asset values historically have increased or decreased with market conditions. Consequently, FFO and Adjusted FFO may be useful measures in evaluating financial and operating performance by disregarding, or adding back, historical cost depreciation in the calculation of FFO and Adjusted FFO. Additionally, FFO per share and adjusted FFO per share targets are used to determine a significant portion of the incentive compensation of the company’s senior management.

NAREIT defines FFO as net income (loss) (computed in accordance with GAAP), excluding gains (losses) from sales of property, plus depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures. The company calculates FFO in compliance with the NAREIT definition. The company defines Adjusted FFO as FFO (as defined by NAREIT), adjusted for non-recurring and non-cash items, such as discontinued operations and impairment losses.

EBITDA and Adjusted EBITDA

EBITDA is defined as net income (loss) (computed in accordance with GAAP) before interest, taxes, depreciation and amortization and common and preferred minority interests. The company defines Adjusted EBITDA as EBITDA adjusted for non-recurring and/or non-cash items, including gains (losses) from sales of property, discontinued operations and impairment

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losses. Management believes that the presentation of EBITDA and Adjusted EBITDA provides useful supplemental information to investors regarding the company’s financial condition and results of operations, particularly in reference to the company’s ability to service debt, fund capital expenditures and pay cash dividends. EBITDA and Adjusted EBITDA also are factors in management’s evaluation of the financial and operating performance of the company, hotel-level performance, investment opportunities, dispositions and financing transactions. Adjusted EBITDA reflects the continuing financial and hotel-level operating performance of the company’s long-term assets.

FFO, FFO per share, Adjusted FFO, Adjusted FFO per share, EBITDA and Adjusted EBITDA, as presented, may not be comparable to FFO, FFO per share, Adjusted FFO, Adjusted FFO per share, EBITDA and Adjusted EBITDA as calculated by other real estate companies. These measures do not reflect certain expenses that we incurred and will incur, such as depreciation and interest (although we show such expenses in the reconciliation of these measures to their most directly comparable GAAP measures). None of these measures should be considered as an alternative to net income, cash flow provided by operating activities, or any other financial and operating performance measure prescribed by GAAP. These measures should only be used in conjunction with GAAP measures.

Cautionary statements set forth in reports filed by the company from time to time with the SEC discuss important factors impacting, or that could impact, the company and its results or forecasted results. These factors include, without limitation, (i) more direct exposure to the operational risks of the hotel business (including decreasing hotel revenues and increasing hotel expenses) under the company’s new taxable REIT subsidiary structure, (ii) risks that war, terrorism or similar activities, widespread health alerts, disruption in oil imports or higher oil prices or changes in domestic or international political environments negatively affect the travel industry and the company, (iii) risk that the performance and prospects of businesses and industries that are important hotel demand generators in the company’s key markets decline (e.g., technology, automotive, aerospace), (iv) risk that international, national, regional and/or local economic conditions will, among other things, negatively affect demand for the company’s hotel rooms and the availability and terms of financing, (v) risk that the company’s ability to maintain its properties in competitive condition becomes prohibitively expensive, (vi) risk that pricing in the hotel acquisition market becomes prohibitively expensive or non-financeable and that potential acquisitions or developments do not perform in accordance with expectations, (vii) changes in travel patterns or the prevailing means of commerce (i.e., e-commerce), (viii) the complex tax rules that the company must satisfy to qualify as a REIT, and (ix) governmental regulation that may increase the company’s cost of doing business or otherwise negatively effect its business or its attractiveness as an investment and create risk of liability for non-compliance (e.g., changes in laws affecting taxes or dividends, compliance with the Americans with Disabilities Act, workers compensation law changes, the Sarbanes-Oxley law, etc.).

INNKEEPERS USA TRUST

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(in thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2004	2003	2004	2003
Revenue:
Hotel Operating
Rooms	$57,151	$1,346	$143,747	$1,681
Food and beverage	420	0	791	0
Telephone	468	5	1,356	6
Other	1,404	30	3,300	52
Corporate
Percentage lease	0	18,938	5,073	49,878
Other	54	67	243	268

Total revenue	$59,497	$20,386	$154,510	$51,885

Expenses:
Hotel Operating
Rooms	$12,336	$282	$31,573	$369
Food and beverage	441	0	802	0
Telephone	612	14	1,794	16
Other	642	12	1,434	15
General and administrative	5,069	145	13,338	178
Franchise and marketing fees	3,866	103	9,982	129
Amortization of deferred franchise conversion	274	0	774	0
Advertising and promotions	2,019	35	4,859	53
Utilities	2,912	71	6,885	89
Repairs and maintenance	3,050	52	7,760	66
Management fees	1,891	100	4,764	133
Amortization of deferred lease acquisition	131	0	382	0
Insurance	447	7	1,145	9
Corporate
Depreciation	7,913	7,899	23,605	23,622
Amortization of franchise fees	16	15	38	40
Ground rent	129	126	376	376
Interest	4,718	4,378	13,809	13,093
Amortization of loan origination fees	235	270	718	807
Property taxes and insurance	3,090	3,050	8,659	8,818
General and administrative	1,280	1,256	4,110	3,871
Amortization of unearned compensation(1)	312	356	753	1,070
Other charges(2)	396	557	874	1,556

Total expenses	$51,779	$18,728	$138,434	$54,310

Income (Loss) before minority interest	$7,718	$1,658	$16,076	$(2,425)
Minority interest, common	(113)	35	(37)	336
Minority interest, preferred	(1,068)	(1,069)	(3,204)	(3,205)

Income (Loss) from continuing operations	$6,537	$624	$12,835	$(5,294)

Discontinued operations(3)	116	740	1,204	1,997

Net income (loss)	$6,653	$1,364	$14,039	$(3,297)

Series A preferred share issuance costs(4)	0	0	(4,249)	0
Preferred share dividends	(2,900)	(2,496)	(8,589)	(7,488)
Net income (loss) applicable to common shareholders	$3,753	$(1,132)	$1,201	$(10,785)
Diluted income (loss) per share	$0.10	$(0.03)	$0.03	$(0.29)
Weighted average number of common shares	37,784,575	37,387,302	37,501,727	37,386,938

(1)	Amortization of unearned compensation includes $101,000 of restricted common share grants that vested on an accelerated basis upon separation of employment of a former officer.
(2)	Other charges in 2004 include $392,000 in severance costs to a former officer, a $250,000 reimbursement to Innkeepers Hospitality Management, Inc. (IHM) for expenses incurred for the transition of 17 hotel properties managed by affiliates of Marriott International, Inc. to IHM management and $232,000 of TRS transaction costs for the nine months ended September 30, 2004. Other charges in 2003 include TRS transaction costs.
(3)	Discontinued operations in 2004 includes two hotel properties sold in January 2004 and July 2004, respectively, and three hotel properties that are held for sale. The operations of the five hotel properties have been recognized and categorized as discontinued operations for the nine months ended September 30, 2004. Discontinued operations in 2003, in addition to the five hotel properties noted above, also include another hotel property that was sold in September 2003. The operations of the six hotel properties have been recognized and categorized as discontinued operations for the nine months ended September 30, 2003.
(4)	Issuance costs pertaining to the Series A Cumulative Convertible Preferred shares that were redeemed in January 2004.

INNKEEPERS USA TRUST

CALCULATION OF FFO AND EBITDA (UNAUDITED)

(in thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2004	2003	2004	2003
CALCULATION OF FFO
Net income (loss) applicable to common shareholders	$3,753	$(1,132)	$1,201	$(10,785)
Depreciation	7,913	7,899	23,605	23,622
Depreciation included in discontinued operations	482	624	1,564	1,870
Loss (Gain) on sale of hotels included in discontinued operations	243	57	(786)	57
Minority interest, common	113	(35)	37	(336)
Minority interest, preferred	1,068	0	0	0

FFO	$13,572	$7,413	$25,621	$14,428

Weighted average number of common shares and common share equivalents	42,786,100	38,697,678	38,747,277	38,629,743

FFO per share	$0.32	$0.19	$0.66	$0.37

FFO	$13,572	$7,413	$25,621	$14,428
Redeemed preferred share issuance costs	0	0	$4,249	0
Other charges	396	557	874	1,556
Discontinued operations	(841)	(1,421)	(1,982)	(3,924)
Deferred percentage lease revenue	0	2,357	0	10,249

Adjusted FFO	$13,127	$8,906	$28,762	$22,309

Adjusted FFO per share	$0.31	$0.23	$0.74	$0.58

	Three Months Ended September 30,		Nine Months Ended September 30,
	2004	2003	2004	2003
CALCULATION OF EBITDA
Net income (loss) applicable to common shareholders	$3,753	$(1,132)	$1,201	$(10,785)
Interest	4,718	4,378	13,809	13,093
Depreciation and amortization	8,881	8,540	26,270	25,539
Depreciation included in discontinued operations	482	624	1,564	1,870
Minority interest, common and preferred	1,181	1,034	3,241	2,869
Redemption of Series A preferred share issuance costs	0	0	4,249	0
Preferred share dividends	2,900	2,496	8,589	7,488

EBITDA	$21,915	$15,940	$58,923	$40,074

Other charges	396	557	874	1,556
Discontinued operations	(841)	(1,421)	(1,982)	(3,924)
Loss (Gain) on sale of hotels included in discontinued operations	243	57	(786)	57
Deferred percentage lease revenue	0	2,357	0	10,249

Adjusted EBITDA	$21,713	$17,490	$57,029	$48,012

INNKEEPERS USA TRUST

RECONCILIATION OF FFO AND ADJUSTED FFO,

EBITDA AND ADJUSTED EBITDA TO NET INCOME (UNAUDITED)

(2004 GUIDANCE)

(in thousands, except share and per share data)

Twelve Months Ended December 31, 2004
CALCULATION of FFO
Net income (loss) applicable to common shareholders	$(3,800)
Depreciation	31,900
Depreciation included in discontinued operations	1,900
Gain on sale of hotel included in discontinued operations	(800)
Minority interest, common	(100)

FFO	$29,100

Weighted average number of common shares and common share equivalents	38,803,159

FFO per share	$0.75

FFO	$29,100
Redeemed preferred share issuance costs	4,200
Other charges (1)	2,900
Discontinued operations	(2,400)

Adjusted FFO	$33,800

Adjusted FFO per share	$0.87

Twelve Months Ended December 31, 2004
CALCULATION of EBITDA
Net income (loss) applicable to common shareholders	$(3,800)
Interest	18,500
Depreciation and amortization	35,500
Depreciation included in discontinued operations	1,900
Minority interest, common and preferred	4,200
Redemption of Series A preferred share issuance costs	4,200
Preferred share dividends	11,500

EBITDA	$72,000

Other charges (1)	2,900
Discontinued operations	(2,400)
Gain on sale of hotel included in discontinued operations	(800)

Adjusted EBITDA	$71,700

(1)	Includes $2,030,000 of costs related to the anticipated retirement of debt in the fourth quarter 2004

INNKEEPERS USA TRUST

CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(in thousands, except share and per share data)

	September 30, 2004	December 31, 2003
ASSETS
Investment in hotel properties:
Land and improvements	$120,798	$102,823
Building and improvements	659,264	654,847
Furniture and equipment	93,301	92,206
Renovations in process	18,759	3,161
Hotels under development	3,664	0
Hotels held for sale	19,717	2,979

	915,503	856,016
Accumulated depreciation	(199,651)	(189,156)

Net investment in hotel properties	715,852	666,860
Cash and cash equivalents	20,262	9,586
Restricted cash and cash equivalents	10,652	7,586
Accounts receivable	7,041	8,091
Prepaids and inventory	740	1,794
Deferred and other	19,214	12,823

Total assets	$773,761	$706,740

LIABILITIES AND SHAREHOLDERS’ EQUITY
Debt	$255,630	$232,174
Accounts payable and accrued expenses	17,030	8,962
Payable to manager	345	811
Franchise conversion fee obligations	10,839	5,249
Distributions payable	5,449	3,977
Minority interest in Partnership	51,128	51,689

Total liabilities	340,421	302,882

Shareholders’ equity:
Preferred shares, $0.01 par value, 20,000,000 shares authorized, 5,800,000 and 4,630,000 shares issued and outstanding, respectively	145,000	115,750
Common shares, $0.01 par value, 100,000,000 shares authorized, 37,958,256 and 37,563,499 issued and outstanding, respectively	379	376
Additional paid-in capital	396,655	393,349
Unearned compensation	(641)	(897)
Distributions in excess of earnings	(108,053)	(104,720)

Total shareholders’ equity	433,340	403,858

Total liabilities and shareholders’ equity	$773,761	$706,740

INNKEEPERS USA TRUST

DEBT COMPOSITION (UNAUDITED)

As of September 30, 2004

(outstanding balance in thousands)

DEBT	Outstanding Balance	Stated Interest Rate	Maturity Date	Encumbered Properties
Unsecured Line of Credit(1)	$27,000	3.55%	July 2007	—
Industrial Revenue Bonds(1)	$10,000	2.63%	December 2014	—
Term Loan #1	$25,000	8.17%	October 2007	8
Term Loan #2	$37,000	8.15%	March 2009	8
Term Loan #3	$36,000	7.02%	April 2010	8
Term Loan #4	$56,000	7.16%	October 2009	8
Term Loan #5	$50,000	7.75%	January 2011	6
Mortgage	$13,000	10.35%	June 2010	1
Adjustment (2)	$2,000	—	—	—

TOTAL	$256,000	7.0 (3)	6 years(4)	39

(1)	Variable rated debt. The stated interest rate of the industrial revenue bonds includes an annual letter of credit fee of 1.25%
(2)	Adjustment to record $13 million mortgage at a fair market interest rate of 7% (the stated interest rate is 10.35%)
(3)	Weighted average calculated using the stated interest rate
(4)	Weighted average maturity

INNKEEPERS USA TRUST

CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

(in thousands)

	Nine Months Ended September 30,
	2004	2003
Cash flows from operating activities:
Net income (loss)	$14,039	$(3,297)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	27,834	27,419
Minority interests	3,241	2,869
Deferred percentage lease revenue	0	10,249
Loss (Gain) on sale of hotels	(786)	57
Changes in operating assets and liabilities:
Accounts receivable	1,050	(1,027)
Prepaids and inventory	1,054	1,157
Accounts payable and accrued expenses	7,992	(986)
Payable to manager	(466)	0

Net cash provided by operating activities	$53,958	$36,441

Cash flows from investing activities:
Investment in hotel properties	$(82,055)	$(26,097)
Deposit for acquisition of hotel properties	(154)	0
Proceeds from sale of hotels	8,727	1,990
Net withdrawals (deposits) into restricted cash	(3,066)	3,479
Lease acquisition	(1,336)	0
Payment of franchise fees	(192)	(10)
Repayment of advances	175	—

Net cash used in investing activities	$(77,901)	$(20,638)

Cash flows from financing activities:
Proceeds from debt issuance	$53,074	$0
Payments on debt	(29,618)	(3,383)
Payments on franchise conversion obligations	(106)	0
Distributions paid to unit holders	(3,307)	(3,520)
Distributions paid to shareholders	(11,684)	(17,615)
Redemption of shares and units	(115,730)	(1,055)
Proceeds from issuance of common and preferred shares	143,081	0
Loan origination fees and costs paid	(1,091)	(245)

Net cash provided (used) by financing activities	$34,619	$(25,818)

Net increase (decrease) in cash and cash equivalents	10,676	(10,015)
Cash and cash equivalents at beginning of period	9,586	21,367

Cash and cash equivalents at end of period	$20,262	$11,352

Supplemental cash flow information:
Interest paid	$13,643	$13,128

INNKEEPERS USA TRUST

OTHER DATA (UNAUDITED)

(in thousands, except shares data)

	September 30, 2004	September 30, 2003
CAPITALIZATION
Common share market capitalization	$472,000	$327,000
Market capitalization	$935,000	$720,000
Common share closing price	$12.44	$8.70
Common dividend(1)	$0.15	$0.30
Common share dividend yield(1)	1.2%	3.4%
Preferred share closing price	$25.30	$25.10
Preferred share dividend(2)	$2.00	$2.16
Preferred share dividend yield(2)	7.9%	8.6%

DEBT COVERAGE
Debt weighted average interest rate	tbd	7.5%
Debt to investment in hotel properties	28%	27%
Debt and preferred shares to investment in hotel properties	44%	40%
Debt to market capitalization	27%	32%
Debt and preferred shares to market capitalization	43%	48%

LIQUIDITY/FLEXIBILITY
Debt Due 2003	—	$1,000
Debt Due 2004	$1,000	$5,000
Debt Due 2005	$6,000	$6,000
Debt Due 2006	$7,000	$7,000
Debt Due 2007 and thereafter	$242,000	$214,000

Unencumbered hotel assets(3)	43%	42%
Unsecured Line of Credit Outstanding Balance	$27,000	$0
Unsecured Line of Credit Available Balance(4)	$98,000	$125,000

SHARES AND UNITS OUTSTANDING
Common Shares	37,958,256	37,563,499
Common Partnership Units	1,117,056	1,167,236
Preferred Partnership Units	3,884,469	3,884,469
Preferred Shares(5)	5,800,000	6,857,493

(1)	Regular common share dividends declared for the twelve months ended September 30, 2004 and regular and special common share dividends declared for the twelve months ended September 30, 2003
(2)	Regular preferred share dividend stated on an annual basis
(3)	Based upon the number of hotels
(4)	The actual amount that may be borrowed is contingent upon many factors, such as compliance with unsecured line of credit covenants and the use of proceeds from borrowings. The $135 million revolving unsecured line of credit available balance has been reduced by a $10 million letter of credit.
(5)	September 30, 2004 includes preferred shares issued in January 2004 that are not convertible into common shares. September 30, 2003 includes convertible preferred shares which were redeemed in January 2004 and assumes conversion into common shares.

INNKEEPERS USA TRUST

HOTEL OPERATING RESULTS (UNAUDITED)

	As of September 30, 2004	Three Months Ended September 30,		%	Nine Months Ended September 30,		%
		2004	2003	Inc (dec)	2004	2003	Inc (dec)
PORTFOLIO(1)
Average Daily Rate		$97.68	$93.67	4.28%	$95.64	$93.18	2.64%
Occupancy		78.53%	76.04%	3.27%	75.20%	71.99%	4.46%
RevPAR		$76.71	$71.23	7.69%	$71.92	$67.08	7.22%

Number of hotel properties	66
Percent of total rooms	100.0%
Percent of room revenue(2)	100.0%

BY SEGMENT
Upscale Extended Stay
Average Daily Rate		$100.08	$95.45	4.85%	$97.21	$94.83	2.51%
Occupancy		81.69%	79.15%	3.21%	78.66%	74.63%	5.40%
RevPAR		$81.75	$75.55	8.21%	$76.47	$70.78	8.04%

Number of hotel properties	51
Percent of total rooms	75.3%
Percent of room revenue(2)	80.2%

Upscale
Average Daily Rate		$107.91	$103.91	3.85%	$108.77	$105.39	3.21%
Occupancy		66.12%	76.92%	-14.04%	73.10%	75.74%	-3.49%
RevPAR		$71.35	$79.92	-10.72%	$79.52	$79.82	-0.38%

Number of hotel properties	2
Percent of total rooms	4.3%
Percent of room revenue(2)	4.0%

Mid Priced(1)
Average Daily Rate		$85.22	$83.04	2.63%	$86.25	$83.77	2.96%
Occupancy		69.52%	64.37%	8.00%	62.91%	61.82%	1.76%
RevPAR		$59.25	$53.45	10.85%	$54.26	$51.79	4.77%

Number of hotel properties	13
Percent of total rooms	20.4%
Percent of room revenue(2)	15.8%

BY FRANCHISE AFFILIATION
Residence Inn
Average Daily Rate		$100.03	$95.77	4.45%	$97.38	$95.60	1.86%
Occupancy		81.48%	77.33%	5.37%	77.92%	72.56%	7.39%
RevPAR		$81.50	$74.06	10.05%	$75.88	$69.37	9.38%

Number of hotel properties	44
Percent of total rooms	64.4%
Percent of room revenue(2)	68.4%

	As of September 30, 2004	Three Months Ended September 30,		% Inc (dec)	Nine Months Ended September 30,		% Inc (dec)
		2004	2003		2004	2003
Summerfield Suites
Average Daily Rate		$97.04	$91.60	5.94%	$94.11	$88.99	5.75%
Occupancy		85.13%	91.75%	-7.22%	84.25%	88.47%	-4.77%
RevPAR		$82.61	$84.05	-1.71%	$79.29	$78.73	0.71%

Number of hotel properties	6
Percent of total rooms	9.1%
Percent of room revenue(2)	9.8%

Hampton Inn
Average Daily Rate		$87.28	$83.48	4.55%	$87.98	$84.81	3.74%
Occupancy		68.49%	64.48%	6.22%	63.99%	62.52%	2.35%
RevPAR		$59.78	$53.83	11.05%	$56.30	$53.02	6.19%

Number of hotel properties	11
Percent of total rooms	16.8%
Percent of room revenue(2)	13.1%

BY MANAGEMENT COMPANY
Innkeepers Hospitality Management(1)(3)
Average Daily Rate		$96.97	$92.93	4.35%	$95.15	$92.69	2.65%
Occupancy		78.86%	75.58%	4.34%	75.19%	71.68%	4.90%
RevPAR		$76.47	$70.23	8.89%	$71.55	$66.45	7.67%

Number of hotel properties	65
Percent of total rooms	97.4%
Percent of room revenue(2)	97.1%

Third Party Managed(1)
Average Daily Rate		$128.69	$116.15	10.80%	$131.11	$120.62	8.70%
Occupancy		66.38%	92.89%	-28.54%	75.93%	94.47%	-19.63%
RevPAR		$85.42	$107.90	-20.83%	$99.55	$113.95	-12.64%

Number of hotel properties	1
Percent of total rooms	2.6%
Percent of room revenue(2)	2.9%

	As of September 30, 2004	Three Months Ended September 30,		% Inc (dec)	Nine Months Ended September 30,		% Inc (dec)
		2004	2003		2004	2003
BY GEOGRAPHIC REGION
New England [ME, NH, VT, MA, CT, RI]
Average Daily Rate		$94.35	$93.45	0.96%	$92.73	$90.47	2.50%
Occupancy		75.25%	68.07%	10.55%	62.57%	61.21%	2.22%
RevPAR		$71.00	$63.61	11.62%	$58.02	$55.37	4.79%

Number of hotel properties	5
Percent of total rooms	7.0%
Percent of room revenue(2)	6.5%

Middle Atlantic(1) [NY, NJ, PA]
Average Daily Rate		$108.58	$105.52	2.90%	$103.71	$100.33	3.37%
Occupancy		81.80%	78.80%	3.81%	75.21%	74.35%	1.16%
RevPAR		$88.82	$83.15	6.82%	$78.00	$74.60	4.56%

Number of hotel properties	10
Percent of total rooms	13.7%
Percent of room revenue(2)	15.9%

South Atlantic [DE, MD, WV, DC, VA, NC, SC, GA, FL]
Average Daily Rate		$94.75	$89.77	5.55%	$95.64	$91.05	5.04%
Occupancy		73.11%	73.65%	-0.73%	74.81%	70.69%	5.83%
RevPAR		$69.27	$66.12	4.76%	$71.54	$64.36	11.16%

Number of hotel properties	13
Percent of total rooms	20.9%
Percent of room revenue(2)	18.8%

East North Central [OH, MI, IN, IL, WI]
Average Daily Rate		$90.09	$86.66	3.96%	$86.98	$86.94	0.05%
Occupancy		74.91%	74.40%	0.69%	70.23%	68.48%	2.56%
RevPAR		$67.48	$64.47	4.67%	$61.09	$59.54	2.60%

Number of hotel properties	12
Percent of total rooms	16.2%
Percent of room revenue(2)	14.2%

East South Central(1) [KY, TN, AL, MS]
Average Daily Rate		$85.46	$77.01	10.97%	$81.31	$79.59	2.16%
Occupancy		88.95%	82.81%	7.41%	88.81%	80.86%	9.83%
RevPAR		$76.01	$63.77	19.19%	$72.21	$64.36	12.20%

Number of hotel properties	2
Percent of total rooms	2.1%
Percent of room revenue(2)	2.1%

	As of September 30, 2004	Three Months Ended September 30,		% Inc (dec)	Nine Months Ended September 30,		% Inc (dec)
		2004	2003		2004	2003
West North Central [MN, IA, MO, KS, NE, SD, ND]
Average Daily Rate		$79.83	$82.49	-3.22%	$81.82	$78.92	3.67%
Occupancy		78.94%	79.94%	-1.25%	79.32%	80.22%	-1.12%
RevPAR		$63.02	$65.95	-4.44%	$64.90	$63.31	2.51%
Number of hotel properties	1
Percent of total rooms	0.8%
Percent of room revenue(2)	0.6%

West South Central [AR, LA, OK, TX]
Average Daily Rate		$88.86	$85.19	4.31%	$84.92	$82.96	2.36%
Occupancy		78.66%	78.48%	0.23%	79.35%	79.09%	0.33%
RevPAR		$69.89	$66.86	4.53%	$67.39	$65.61	2.71%
Number of hotel properties	5
Percent of total rooms	8.4%
Percent of room revenue(2)	7.7%

Mountain [MT, ID, WY, CO, UT, NM, AZ, NV]
Average Daily Rate		$90.42	$86.88	4.07%	$87.84	$88.07	-0.26%
Occupancy		77.91%	82.34%	-5.38%	72.00%	75.58%	-4.74%
RevPAR		$70.44	$71.54	-1.54%	$63.24	$66.56	-4.99%
Number of hotel properties	2
Percent of total rooms	3.5%
Percent of room revenue(2)	3.2%

Pacific [WA, OR, CA, AK, HI]
Average Daily Rate		$103.99	$99.77	4.23%	$102.33	$100.33	1.99%
Occupancy		83.21%	77.27%	7.69%	79.72%	73.22%	8.88%
RevPAR		$86.52	$77.10	12.22%	$81.58	$73.46	11.05%
Number of hotel properties	16
Percent of total rooms	27.4%
Percent of room revenue(2)	31.0%

BY SELECTED MSA
Atlanta
Average Daily Rate		$87.07	$84.47	3.08%	$85.80	$85.11	0.81%
Occupancy		54.84%	58.88%	-6.86%	60.75%	54.57%	11.32%
RevPAR		$47.75	$49.73	-3.98%	$52.12	$46.44	12.23%
Number of hotel properties	3
Percent of total rooms	5.2%
Percent of room revenue(2)	3.3%

	As of September 30, 2004	Three Months Ended September 30,		% Inc (dec)	Nine Months Ended September 30,		% Inc (dec)
		2004	2003		2004	2003
Boston
Average Daily Rate		$76.49	$78.40	-2.44%	$78.12	$79.16	-1.31%
Occupancy		69.22%	56.35%	22.84%	51.85%	49.08%	5.64%
RevPAR		$52.95	$44.18	19.85%	$40.51	$38.85	4.27%

Number of hotel properties	2
Percent of total rooms	3.7%
Percent of room revenue(2)	2.6%

Chicago
Average Daily Rate		$89.54	$86.03	4.08%	$89.02	$87.72	1.48%
Occupancy		71.06%	70.77%	0.41%	64.47%	64.92%	-0.69%
RevPAR		$63.63	$60.89	4.50%	$57.39	$56.95	0.77%

Number of hotel properties	4
Percent of total rooms	6.8%
Percent of room revenue(2)	5.7%

Dallas/Ft. Worth
Average Daily Rate		$81.22	$79.19	2.56%	$80.57	$79.21	1.72%
Occupancy		80.56%	77.92%	3.39%	79.89%	78.49%	1.78%
RevPAR		$65.43	$61.70	6.05%	$64.37	$62.17	3.54%

Number of hotel properties	4
Percent of total rooms	6.6%
Percent of room revenue(2)	5.7%

Denver
Average Daily Rate		$90.42	$86.88	4.07%	$87.84	$88.07	-0.26%
Occupancy		77.91%	82.34%	-5.38%	72.00%	75.58%	-4.74%
RevPAR		$70.44	$71.54	-1.54%	$63.24	$66.56	-4.99%

Number of hotel properties	2
Percent of total rooms	3.5%
Percent of room revenue(2)	3.2%

Detroit
Average Daily Rate		$97.54	$91.10	7.07%	$89.58	$91.82	-2.44%
Occupancy		80.46%	78.82%	2.08%	78.09%	73.76%	5.87%
RevPAR		$78.48	$71.80	9.30%	$69.95	$67.73	3.28%

Number of hotel properties	3
Percent of total rooms	4.4%
Percent of room revenue(2)	4.5%

	As of September 30, 2004	Three Months Ended September 30,		% Inc (dec)	Nine Months Ended September 30,		% Inc (dec)
		2004	2003		2004	2003
Hartford
Average Daily Rate		$106.75	$104.51	2.14%	$105.45	$102.19	3.19%
Occupancy		80.23%	79.75%	0.60%	72.33%	73.22%	-1.22%
RevPAR		$85.64	$83.35	2.75%	$76.27	$74.82	1.94%

Number of hotel properties	2
Percent of total rooms	2.3%
Percent of room revenue(2)	2.6%

Philadelphia
Average Daily Rate		$97.23	$92.15	5.51%	$94.81	$90.63	4.61%
Occupancy		80.45%	77.69%	3.55%	77.31%	77.90%	-0.76%
RevPAR		$78.22	$71.59	9.26%	$73.30	$70.60	3.82%

Number of hotel properties	4
Percent of total rooms	5.6%
Percent of room revenue(2)	5.7%

Richmond
Average Daily Rate		$92.84	$82.70	12.26%	$92.26	$83.25	10.82%
Occupancy		81.14%	85.37%	-4.95%	77.09%	74.19%	3.91%
RevPAR		$75.33	$70.60	6.70%	$71.12	$61.76	15.16%

Number of hotel properties	2
Percent of total rooms	2.2%
Percent of room revenue(2)	2.2%

San Francisco/San Jose/Oakland
Average Daily Rate		$104.33	$100.18	4.14%	$103.75	$104.42	-0.64%
Occupancy		79.82%	68.51%	16.51%	76.23%	65.86%	15.75%
RevPAR		$83.28	$68.63	21.35%	$79.09	$68.77	15.01%

Number of hotel properties	8
Percent of total rooms	14.5%
Percent of room revenue(2)	15.8%

Seattle/Portland
Average Daily Rate		$101.59	$97.16	4.56%	$98.73	$94.85	4.09%
Occupancy		85.60%	87.56%	-2.24%	80.43%	78.85%	2.00%
RevPAR		$86.96	$85.08	2.21%	$79.41	$74.79	6.18%

Number of hotel properties	6
Percent of total rooms	9.0%
Percent of room revenue(2)	10.2%

	As of September 30, 2004	Three Months Ended September 30,		% Inc (dec)	Nine Months Ended September 30,		% Inc (dec)
		2004	2003		2004	2003
Washington, D.C.
Average Daily Rate		$111.45	$102.46	8.77%	$106.89	$101.85	4.95%
Occupancy		73.56%	74.29%	-0.98%	76.74%	69.62%	10.23%
RevPAR		$81.98	$76.12	7.70%	$82.03	$70.91	15.68%

Number of hotel properties	3
Percent of total rooms	5.2%
Percent of room revenue(2)	5.6%

(1)	Hotel operating results exclude one hotel acquired in June 2003 which will be converted to a Courtyard and one hotel acquired in June 2004 which will be converted to a Hampton Inn.
(2)	Room revenue for the third quarter 2004
(3)	17 of the 60 hotel properties managed by Innkeepers Hospitality Management, Inc. (IHM) were previously managed by affiliates of Marriott International, Inc. during a portion of the nine months ended September 30, 2003. IHM assumed management of one Sunrise Suites previously managed by affiliates of Wyndham International, Inc. on March 1, 2004, and five Summerfield Suites by Wyndham previously managed by affiliates of Wyndham International, Inc. on April 1, 2004.